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                                                                 Exhibit 16.1

                             Kahn Boyd Levychin, LLP
                         70-20 Austin Street, Suite 126
                             Forest Hills, NY 11375
                                  718-575-5750






May 23, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549


Re:  IntelliPharmaCeutics Ltd.


We have been furnished with a copy of the response to Item 4.01 of the Amended Form 8-K to be filed by IntelliPharmaCeutics Ltd. on May 23, 2006. We agree with the statements made concerning our Firm in such Amended Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on such Amended Form 8-K.



Very truly yours,


/s/ Kahn Boyd Levychin, LLP

Kahn Boyd Levychin, LLP